Exhibit 99.1

Joint Press Release

FOR IMMEDIATE RELEASE

TowneBank and Old Point Financial Corporation
Announce Expected Closing Date and Election Deadline for Merger

Suffolk, Va. and Hampton, Va. (August 14, 2025) – Hampton Roads based TowneBank (NASDAQ: TOWN) and Old Point Financial Corporation (NASDAQCM: OPOF) (“Old Point”), the parent company of The Old Point National Bank of Phoebus (“Old Point National Bank”), today announced that they had received regulatory approval from the Federal Deposit Insurance Corporation (the “FDIC”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission to complete the proposed merger of Old Point and Old Point National Bank with TowneBank. All regulatory approvals required for the transaction have now been received. The merger is expected to close on or about September 1, 2025, subject to the satisfaction of customary closing conditions.

The deadline for holders of Old Point common stock and Old Point restricted stock awards to elect their preferred form of consideration by completing the election materials previously sent to such holders will be 5:00 p.m., Eastern Time, on August 26, 2025, unless extended.

Election Details

As previously announced, holders of Old Point common stock and Old Point restricted stock awards may elect to receive, for each of their shares of Old Point common stock, either (i) $41.00 in cash, (ii) 1.14 shares of TowneBank common stock, plus cash in lieu of fractional shares, or (iii) a combination of cash and shares of TowneBank common stock, in each case, subject to applicable withholding taxes and without interest. The cash and stock elections will be subject to allocation and proration procedures, which are described in the election materials, the definitive proxy statement filed by Old Point with the SEC on May 27, 2025, which included an offering circular of TowneBank with respect to shares of TowneBank common stock to be issued in connection with the merger (the “proxy statement/offering circular”) and the Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point and Old Point National Bank (the “Merger Agreement”). The allocation and proration provisions in the Merger Agreement are designed to ensure that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time of the merger (including shares subject to Old Point restricted stock awards, but excluding the shares of Old Point common stock to be cancelled as provided in the Merger Agreement).

As further described in the election materials, to make a valid election, a properly completed election form and letter of transmittal and any Old Point stock certificate(s), together with any other required documents described in the election materials, must be received by Computershare Trust Company, N.A., the exchange agent for the transaction, prior to the election deadline. Old Point common shareholders who hold their shares through a broker, bank, trustee or other nominee should follow the instructions of such broker, bank, trustee or other nominee as to the procedures for making elections and exchanging their shares of Old Point common stock. Old Point security holders should carefully read the definitive proxy statement/offering circular for the merger, the Merger Agreement and all the election materials provided to them before making their elections.

Any security holders who do not make a proper election by the election deadline will have no control over the type of consideration they receive, and their shares of Old Point common stock (including shares subject to Old Point restricted stock awards) may be exchanged for cash, shares of TowneBank common stock, or a combination of cash and shares of TowneBank common stock, depending on the valid elections of other Old Point security holders and subject to the allocation and proration procedures in the Merger Agreement.

Old Point security holders who have election procedure questions, want up-to-date information on the election deadline or wish to obtain copies of the election materials may contact Georgeson Inc., the information agent for the election, at (877) 354-1902 from 9 a.m. to 11 p.m. ET Monday to Friday, and Saturday 12 noon to 6 p.m. ET.

Electronic copies of the Merger Agreement and the definitive proxy statement/offering circular of Old Point and TowneBank, dated May 27, 2025, as well as other filings containing information about Old Point and TowneBank, may be obtained at the FDIC’s website, fdic.gov (in the case of TowneBank); the U.S. Securities and Exchange Commission’s (“SEC”) website, sec.gov (in the case of Old Point); TowneBank’s website, townebank.com; and Old Point’s website, oldpoint.com. Copies of the Merger Agreement and the definitive proxy statement/offering circular are also available, free of charge, by directing a request to either TowneBank or Old Point, at the contacts below.

About TowneBank:

Founded in 1999, TowneBank is a company built on relationships, offering a full range of banking and other financial services, with a focus of serving others and enriching lives. Dedicated to a culture of caring, Towne values all employees and members by embracing their diverse talents, perspectives, and experiences.

Today, TowneBank operates over 55 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina – serving as a local leader in promoting the social, cultural, and economic growth in each community. Towne offers a competitive array of business and personal banking solutions, delivered with only the highest ethical standards. Experienced local bankers providing a higher level of expertise and personal attention with local decision-making are key to the TowneBank strategy. TowneBank has grown its capabilities beyond banking to provide expertise through its affiliated companies that include Towne Wealth Management, Towne Insurance Agency, Towne Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Berkshire Hathaway HomeServices RW Towne Realty, Towne 1031 Exchange, LLC, and Towne Vacations. With total assets of $18.26 billion as of June 30, 2025, TowneBank is one of the largest banks headquartered in Virginia.

About Old Point Financial Corporation:

Headquartered in Hampton, Virginia, Old Point Financial Corporation is the holding company of The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. (“Wealth”). OPNB serves individual and commercial customers through their 13 branch offices located in the Hampton Roads region of Virginia. OPNB offers a full range of retail and commercial financial services, including mortgage loan products offered through Old Point Mortgage. A full array of insurance products is also offered through Old Point Insurance, LLC. Wealth offers a full range of services for individuals and businesses. Their products and services include retirement planning, estate planning, financial planning, estate and trust administration, retirement plan administration, tax services and investment management services.

Media contact:

G. Robert Aston, Jr., Executive Chairman, TowneBank, 757-638-6780

William I. Foster III, Chief Executive Officer, TowneBank, 757-417-6482

Robert F. Shuford, Jr., Chairman, President & Chief Executive Officer, Old Point Financial Corporation, 757-728-1887

Investor contact:

William B. Littreal, Chief Financial Officer, TowneBank, 757-638-6813

Laura Wright, Senior Vice President & Marketing Director, Old Point Financial Corporation, 757-728-1743

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point. Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank’s and Old Point’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Old Point’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Old Point or Old Point National Bank may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the possibility that the transaction does not close when expected or at all because certain conditions to closing are not received or satisfied on a timely basis or at all; (5) the outcome of any legal proceedings that may be instituted against TowneBank or Old Point; (6) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between TowneBank and Old Point; (7) reputational risk and potential adverse reactions of TowneBank or Old Point’s customers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (8) the dilution caused by TowneBank’s issuance of additional shares of its capital stock in connection with the transaction; (9) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; (10) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Old Point are engaged; (11) competitive pressures in the banking industry that may increase significantly; (12) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (13) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Old Point’s overall liquidity or capitalization; (14) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (15) insufficiency of TowneBank’s or Old Point’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (16) adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (17) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (18) unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorism, or public health events; (19) cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact; (20) the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (21) changes in business conditions; (22) changes in the securities market; and (23) changes in the local economies with regard to TowneBank’s and Old Point’s respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank’s reports filed with the FDIC or Old Point’s reports filed with the SEC. TowneBank and Old Point undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank. In connection with the merger, Old Point filed the proxy statement/offering circular. Old Point delivered the proxy statement/offering circular to its shareholders seeking approval of the merger and related matters on or about May 29, 2025. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the proxy statement/offering circular regarding the proposed merger and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed merger. Free copies of the proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (https://www.sec.gov). Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov).